UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2012
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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)
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Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices, including zip code)

(408) 830-9742
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On April 26, 2012, the Compensation Committee of the Board of Directors of Alpha and Omega Semiconductor Limited (the “Company”) granted options and restricted share unit awards (“RSU”) covering the Company's common shares (the “Common Shares”) to the Company's named executive officers. Also on April 26, 2012, the Compensation Committee adopted a performance-based incentive bonus program for the fiscal year commencing July 1, 2012, pursuant to which each named executive officer may earn a cash bonus based on the level of attainment of specified Company performance goals.
Equity Grants
The following options and restricted share units were granted on April 26, 2012:

	Number of Shares	Number of Shares
Name	Subject to Each Option	Subject to Each RSU
Mike F. Chang	56,400	12,533
Mary Dotz	150,000	4,533
Yueh-Se Ho	20,400	4,533
Yifan Liang	6,600	1,467
Tony Grizelj	10,500	2,333
Each option has an exercise price per share equal to $9.90, the closing sale price per Common Share on April 26, 2012. Each option (other than the one granted to Ms. Dotz) will vest monthly over a forty-eight-month period of service with the Company measured from April 26, 2012. The option granted to Ms. Dotz was in connection with her initial employment and will vest with respect to 25% of the shares upon the completion of one year of service with the Company measured from her initial hire date, March 1, 2012, with the remaining shares to vest in a series of thirty six equal monthly installments over the three year period of service thereafter. Each RSU entitles the officer to receive one Common Share following vesting. Each RSU will vest monthly over a forty-eight-month period of service with the Company measured from April 26, 2012. Accelerated vesting of all the equity awards will occur upon a change in control of the Company in which the awards are not assumed by the acquiring entity, and partial or full accelerated vesting may also occur upon the individual's cessation of employment under certain defined circumstances following a change in control.
Incentive Bonus Program
On April 26, 2012, the Compensation Committee adopted an incentive bonus plan for the fiscal year period from July 1, 2012 to June 30, 2013 which will allow each named executive officer of the Company to earn a cash bonus based on the level of attainment of specified Company performance goals. Bonuses will be payable in two installments with the first installment based on Company performance for the six-month period from July 1, 2012 to December 31, 2012, and the second installment based on Company performance for the twelve-month period from July 1, 2012 to June 30, 2013. The participant must remain in employment through the last day of the performance period to receive a bonus for that period. There will be two performance goals weighted as follows: (i) revenue goal weighted 50% and (ii) operating income goal weighted 50%. A minimum of 90% of the target goal must be achieved for payout under that goal. In addition, no bonus will be paid under either performance goal if a minimum of 90% of the operating income target is not achieved. The actual bonus payable to an executive officer will range from $0 to the maximum bonus established for that officer (as set forth in the table below) depending on the level of attainment of the performance goals.  The maximum bonus amount will be payable if performance goals are attained at 110% of the targets established under the plan.

The target bonus for each executive officer (as a percentage of base salary) and the maximum bonus payable to each officer are as follows:

Name	Target Bonus	Maximum Bonus
Mike F. Chang	100%	200%
Mary Dotz	60%	120%
Yueh-Se Ho	60%	120%
Yifan Liang	40%	100%
Tony Grizelj	60%	120%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012	Alpha and Omega Semiconductor Limited
	By:	/s/ Mary Dotz
Name: Mary Dotz
Title: Chief Financial Officer